CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-11 Amendment no. 5 of our report dated March 30, 2016, with respect to the audited consolidated financial statements of American Housing Income Trust for the years ended December 31, 2015 and 2014. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 30, 2016